Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS FIRST QUARTER 2020 RESULTS;
QUARTERLY DIVIDEND OF $0.58 PER SHARE

	First Quarter 2020 Results
	U.S. GAAP		Adjusted
		vs. Q1 2019		vs. Q1 2019
Net Revenues ($ millions)	$427.0	3%	$435.0	4%
Operating Income ($ millions)	$49.3	(41%)	$82.5	(14%)
Net Income Attributable to Evercore Inc. ($ millions)	$31.2	(54%)	$57.8	(29%)
Diluted Earnings Per Share	$0.74	(51%)	$1.21	(27%)
Operating Margin	11.5%	(863) bps	19.0%	(381) bps

Business and Financial Highlights	■	Net Revenues on both a U.S. GAAP and an Adjusted basis increased versus the prior year period
	■	Sustained #1 league table ranking among independents and #4 position in the U.S. and #6 position globally among all firms over the last twelve months
	■	Advised on two of the four largest global M&A transactions and four of the seven largest U.S. M&A transactions in the first quarter
	■	Evercore ISI research and trading groups generated high levels of engagement with clients, driving a 32% increase in commission revenues versus the prior year period
	■	Executed previously announced realignment strategy for 2020
	■	Implementing cost reduction initiatives and downsizing or deferring capital investments

Responding to COVID-19 and the Market Downturn	■
COVID-19 has had a substantial negative effect on the global markets - creating extreme uncertainty, market volatility and dislocation in certain debt and equity markets. The M&A market is largely on hold and, in some cases, deals have been terminated, as principals are sidelined until signs of stability in the economy and the markets become evident

	■	Evercore is focused on four priorities in the current market environment:
■ Ensuring the health and safety of our workforce and their families
■ Pivoting our Advisory and Research businesses to meet the changing needs of our clients
■ Sustaining the operations of the Firm with nearly all of our people working from home
■ Maintaining our strong and liquid balance sheet

Talent	■	Joe Todd joined the Advisory business as a Senior Managing Director in January, enhancing our advisory capabilities on complex and large cap corporate realignments
	■	One additional Senior Managing Director has committed to join in 2020

Capital Return	■	Quarterly dividend of $0.58 per share
	■	Returned $178.1 million to shareholders during the quarter through dividends and repurchases of 1.8 million shares at an average price of $76.57

NEW YORK, April 22, 2020 – Evercore Inc. (NYSE: EVR) today announced its results for the first quarter ended March 31, 2020.

LEADERSHIP COMMENTARY

"We reported the second strongest first quarter revenues in our history, indicative of the revenue generating power of our franchise in more normal times. But we most certainly are not in normal times, and we anticipate that revenues and operating margins in upcoming quarters will be significantly and negatively affected by the depressed economic and market environment caused by COVID-19. Our global team has performed extraordinarily well during an unusually volatile quarter, pivoting rapidly to remote work arrangements while staying connected with our clients and each other. We reported solid earnings, as previously announced transactions were completed throughout the quarter and our Equities team was extremely active, as our research was embraced by our institutional investor and advisory clients and our execution capabilities were increasingly utilized by institutional investors. We maintained our approach to capital return, substantially offsetting the dilution of equity grants during the quarter and declaring a dividend comparable to prior quarters. Our cash position and our balance sheet remain strong, and all of our teams are operational around the globe," said Ralph Schlosstein, President and Chief Executive Officer.

John S. Weinberg, Executive Chairman, continued, "We are focused on the health and safety of our team and their families and meeting the needs of our corporate, institutional investor and wealth management clients. Our efforts to uphold our Core Values of client focus, integrity and teamwork remain central to everything that we do. As we move forward, we will continue to work together in support of our clients through this downturn and the expected recovery."

Schlosstein added, "Our results demonstrate the strength and resilience of Evercore’s independent business model, and of the diverse product and geographic capabilities that we have built over the last few years to serve our clients. We are adapting our operations in response to the downturn that is now upon us, cutting costs and deferring capital projects, so that we are positioned to add talent and to continue to increase our market share when the inevitable recovery occurs."

Roger C. Altman, Founder and Senior Chairman, concluded, "We have faced dislocations before, but never one like that facing all of us now. Nevertheless, we have spent the last 25 years building a firm that can serve our clients throughout all types of financial market conditions. And, we are prepared for this unprecedented challenge and confident in our ability to meet it."

Selected Financial Data - U.S. GAAP Results:

The following is a discussion of Evercore's results on a U.S. GAAP basis.

	U.S. GAAP
	Three Months Ended
	March 31, 2020	March 31, 2019	% Change
	(dollars in thousands, except per share data)
Net Revenues	$427,007	$415,327	3%
Operating Income(1)	$49,303	$83,810	(41%)
Net Income Attributable to Evercore Inc.	$31,175	$67,232	(54%)
Diluted Earnings Per Share	$0.74	$1.52	(51%)
Compensation Ratio	63.4%	59.6%
Operating Margin	11.5%	20.2%
Effective Tax Rate	25.8%	9.1%
Trailing Twelve Month Compensation Ratio	60.6%	58.0%

(1) Operating Income for the three months ended March 31, 2020 includes Special Charges, Including Business Realignment Costs, of $23.6 million and $0.1 million recognized in the Investment Banking and Investment Management segment, respectively. Operating Income for the three months ended March 31, 2019 includes Special Charges, Including Business Realignment Costs, of $1.0 million recognized in the Investment Banking segment. See "Special Charges, Including Business Realignment Costs" below and page 8 for further information.

Net Revenues
For the three months ended March 31, 2020, Net Revenues of $427.0 million increased 3% versus the three months ended March 31, 2019, primarily driven by an increase in Advisory Fees, as well as an increase in Commissions and Related Fees, partially offset by a shift from gains of $6.6 million to losses of $22.2 million on the investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Compensation Ratio
For the three months ended March 31, 2020, the compensation ratio was 63.4% versus 59.6% for the three months ended March 31, 2019. The compensation ratio is 68.5% when the $22.0 million of separation and transition benefits expense, which is presented within Special Charges, Including Business Realignment Costs, is also included. See "Special Charges, Including Business Realignment Costs" below for further information. The increase in the compensation ratio for the three months ended March 31, 2020 principally reflects the impact of losses and gains associated with the investment funds portfolio on the calculation of the compensation ratio. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Special Charges, Including Business Realignment Costs
In the first quarter of 2020, the Company substantially completed a review of operations focused on markets, sectors and people which have delivered lower levels of productivity in an effort to attain greater flexibility of operations and better position itself for future growth.

This review, which began in the fourth quarter of 2019, will generate reductions of approximately 6% of our headcount. In conjunction with the employment reductions, the Company expects to incur separation and transition benefits and related costs of approximately $38 million, $22.1 million of which has been recorded as Special Charges, Including Business Realignment Costs, in the first quarter of 2020 and are excluded from our Adjusted results. The Company believes these actions will best position it to continue to provide clients with the highest quality of independent advice while delivering value to our shareholders.

We have entered into an agreement for the leaders of our business in Mexico to purchase Evercore Casa de Bolsa, S.A. de C.V., our Mexico based broker-dealer focused principally on providing Investment Management services. Completion of this sale, which is subject to regulatory approval, is expected to occur by the end of 2020. We continue to review additional opportunities in smaller markets. These opportunities could result in further charges in 2020 if pursued to completion.

The Company's estimates of charges are based on a number of assumptions. Actual results may differ materially if actual activity deviates from these assumptions.

Special Charges, Including Business Realignment Costs, for the three months ended March 31, 2020 also reflect the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the previously announced expansion of our headquarters in New York and our business realignment initiatives of $1.5 million. Special Charges, Including Business Realignment Costs, for the three months ended March 31, 2019 reflect the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York.

Operating Income
For the three months ended March 31, 2020, Operating Income of $49.3 million decreased 41% versus the three months ended March 31, 2019, primarily driven by the shift of investment funds portfolio returns from a gain to a loss and the increase in the level of Special Charges, Including Business Realignment Costs. The lower investment returns and increased costs were partially offset by higher Advisory Fees and Commissions and Related Fees, net of associated compensation expenses. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Effective Tax Rate
For the three months ended March 31, 2020, the effective tax rate was 25.8% versus 9.1% for the three months ended March 31, 2019. The effective tax rate is impacted by the non-deductible treatment of compensation associated with Evercore LP Units, as well as the deduction associated with the appreciation or depreciation in the Firm's share price upon vesting of employee share-based awards above or below the original grant price.

Net Income and Earnings Per Share
For the three months ended March 31, 2020, Net Income Attributable to Evercore Inc. and Earnings Per Share of $31.2 million and $0.74, respectively, decreased 54% and 51%, respectively, versus the three months ended March 31, 2019, principally driven by the shift of investment funds portfolio returns from a gain to a loss and the increase in the level of Special Charges, Including Business Realignment Costs. The lower investment returns and increased costs were partially offset by higher Advisory Fees and Commissions and Related Fees, net of associated compensation expenses. The decrease was also driven in part by a higher effective tax rate.

Selected Financial Data - Adjusted Results:

The following is a discussion of Evercore's results on an Adjusted basis. See pages 8 and A-2 to A-10 for further information and reconciliations of these non-GAAP metrics to our U.S. GAAP results.

	Adjusted
	Three Months Ended
	March 31, 2020	March 31, 2019	% Change
	(dollars in thousands, except per share data)
Net Revenues	$434,977	$419,802	4%
Operating Income	$82,531	$95,651	(14%)
Net Income Attributable to Evercore Inc.	$57,818	$81,700	(29%)
Diluted Earnings Per Share	$1.21	$1.66	(27%)
Compensation Ratio	62.0%	58.0%
Operating Margin	19.0%	22.8%
Effective Tax Rate	24.9%	11.1%
Trailing Twelve Month Compensation Ratio	59.0%	56.7%

Adjusted Net Revenues
For the three months ended March 31, 2020, Adjusted Net Revenues of $435.0 million increased 4% versus the three months ended March 31, 2019, primarily driven by an increase in Advisory Fees, as well as an increase in Commissions and Related Fees, partially offset by a shift from gains of $6.6 million to losses of $22.2 million on the investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Compensation Ratio
For the three months ended March 31, 2020, the Adjusted compensation ratio was 62.0% versus 58.0% for the three months ended March 31, 2019. The increase in the Adjusted compensation ratio for the three months ended March 31, 2020 principally reflects the impact of losses and gains associated with the investment funds portfolio on the calculation of the compensation ratio. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Operating Income
For the three months ended March 31, 2020, Adjusted Operating Income of $82.5 million decreased 14% compared to the three months ended March 31, 2019, primarily driven by the shift of investment funds portfolio returns from a gain to a loss. The lower investment returns were partially offset by higher Advisory Fees and Commissions and Related Fees, net of associated compensation expenses. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Effective Tax Rate
For the three months ended March 31, 2020, the Adjusted effective tax rate was 24.9% versus 11.1% for the three months ended March 31, 2019. The Adjusted effective tax rate is impacted by the deduction associated with the appreciation or depreciation in the Firm's share price upon vesting of employee share-based awards above or below the original grant price.

Adjusted Net Income and Earnings Per Share
For the three months ended March 31, 2020, Adjusted Net Income Attributable to Evercore Inc. and Adjusted Earnings Per Share of $57.8 million and $1.21, respectively, decreased 29% and 27%, respectively, versus the three months ended March 31, 2019, principally driven by the shift of investment funds portfolio returns from a gain to a loss. The lower investment returns were partially offset by higher Advisory Fees and Commissions and Related Fees, net of associated compensation expenses. The decrease was also driven in part by a higher effective tax rate.

Adjusted Operating Expenses
Adjusted Operating Expenses exclude adjustments relating to Special Charges, Including Business Realignment Costs, as described in more detail on pages 3 and 4.

COVID-19 Update

The worldwide COVID-19 pandemic has negatively affected our business and is expected to continue to negatively affect our business. We expect the impact to be significant. In response to the unprecedented economic and market events caused by the COVID-19 pandemic, we continue to operate our business while prioritizing our people, our clients, our shareholders and our communities, and we are doing our part to reduce the spread of COVID-19. In practical terms, this means protecting the health and safety of our employees and their families, pivoting our advisory and research services to meet the priorities and needs of our clients, maintaining maximum functionality during this period, and maintaining our strong and liquid balance sheet. The health and safety of our employees and their families remain our top priority. Nearly all of our employees are working from home, including senior corporate and business leaders, and we continuously track and monitor diagnosed employees or those suspected of having COVID-19 so we can advise employees who may have had close contact with those individuals.

Within the current environment caused by COVID-19, it is expected that the number of global and domestic M&A transactions will significantly decrease, and the timing of transaction closings may be prolonged, as the conditions typically required for global and domestic M&A are not present. Equity underwriting activity, which was strong in the first six weeks of the year, has significantly decreased since then, although we anticipate activity should return once markets stabilize, as it did in 2009 after the depths of the financial crisis. Our restructuring, debt advisory and capital markets advisory businesses are very active, and the volatility and increased volume in the equity markets have allowed our Equities business to increase secondary revenues. However, as these businesses produce less revenue than our M&A advisory business, the increased activity will not be sufficient to offset weakness in M&A activity. To a lesser extent, declines in equity market valuations will negatively impact our Wealth Management fees.

At this time, it is uncertain how long our business will be negatively impacted by COVID-19 and the associated economic and market downturn. We anticipate that the decline in revenue will have a significant impact on our results of operations and cash flows. It is uncertain at this time how significant that impact will be. The degree of the impact will likely be directly correlated to the length and depth of the economic slowdown and speed of the recovery of the equity and credit markets. Market access to working capital, access to both short-term and long-term financing and/or the ability to raise capital will be impacted, and may be impacted significantly, during these resulting periods of economic distress. Our ability to fund operations, make capital investments, maintain compliance with our debt covenants and fund shareholder dividends and other capital commitments or stock repurchases may be adversely affected, depending on the length and depth of the disruption. We continue to monitor our cash levels, liquidity, regulatory capital requirements, debt covenants and our other contractual obligations regularly. This includes focusing on client billing activity, accounts receivable collections and cost management initiatives. Management is also carefully reviewing decisions related to capital projects and returning capital to investors, such as purchasing outstanding shares and dividend recommendations to the Board of Directors.

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three months ended March 31, 2020 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company's acquisitions, and certain other business acquisition-related charges and Special Charges, Including Business Realignment Costs.

Acquisition-related compensation charges for 2020 include expenses associated with awards granted in conjunction with the Company's acquisition of ISI. Acquisition-related charges for 2020 also include professional fees incurred and amortization of intangible assets.

Special Charges, Including Business Realignment Costs, for 2020 relate to separation and transition benefits and related costs as a result of the Company's review of its operations and the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the previously announced expansion of our headquarters in New York and our business realignment initiatives.

Evercore's Adjusted Diluted Shares Outstanding for the three months ended March 31, 2020 were higher than U.S. GAAP, as a result of the inclusion of certain Evercore LP Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three months ended March 31, 2019 are included in Annex I, pages A-2 to A-10.

Business Line Reporting - Discussion of U.S. GAAP Results

The following is a discussion of Evercore's segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended
	March 31, 2020	March 31, 2019	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees	$358,564	$325,844	10%
Underwriting Fees	21,118	26,920	(22%)
Commissions and Related Fees	55,381	41,937	32%
Other Revenue, net	(21,407)	6,487	NM
Net Revenues	413,656	401,188	3%

Expenses:
Employee Compensation and Benefits	261,991	239,088	10%
Non-compensation Costs	79,386	79,051	—%
Special Charges, Including Business Realignment Costs	23,644	1,029	NM
Total Expenses	365,021	319,168	14%

Operating Income	$48,635	$82,020	(41%)

Compensation Ratio	63.3%	59.6%
Non-compensation Ratio	19.2%	19.7%
Operating Margin	11.8%	20.4%

Total Number of Fees from Advisory Client Transactions(1)	222	217	2%
Investment Banking Fees of at Least $1 million from Advisory Client Transactions(1)	73	69	6%

(1) Includes Advisory and Underwriting Transactions.

Revenues

During the three months ended March 31, 2020, fees from Advisory services increased 10% versus the three months ended March 31, 2019, reflecting an increase in the number of total and large Advisory fees earned. Underwriting Fees of $21.1 million for the three months ended March 31, 2020 decreased 22% versus the three months ended March 31, 2019. We participated in 12 underwriting transactions during the three months ended March 31, 2020 (vs. 22 in Q1 2019); 8 as a bookrunner (vs. 16 in Q1 2019). Commissions and Related Fees for the three months ended March 31, 2020 increased 32% versus the three months ended March 31, 2019. Results in both Underwriting and Commissions were significantly impacted, negatively and positively, respectively, by the elevated level of market volatility that began in late February 2020, with 95% of our Underwriting revenues earned before February 29th, and 52% of our Commissions earned after that date. See COVID-19 Update on page 6 for further information.

Other Revenue, net, for the three months ended March 31, 2020, decreased versus the three months ended March 31, 2019, primarily reflecting a shift from gains of $6.6 million to losses of $22.2 million on the investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program.

Expenses

Compensation costs were $262.0 million for the three months ended March 31, 2020, an increase of 10% from the first quarter of last year, reflecting an increase in Advisory Fees and Commissions and Related Fees. The compensation ratio was 63.3% for the three months ended March 31, 2020, compared to 59.6% for the three months ended March 31, 2019. The compensation ratio is 68.6% when the $21.9 million of separation and transition benefits expense, which is presented within Special Charges, Including Business Realignment Costs, is also included. See pages 3 and 4 for further information. The increase in the compensation ratio for the three months ended March 31, 2020 principally reflects the impact of losses and gains associated with the investment funds portfolio on the calculation of the compensation ratio.

Non-compensation Costs for the three months ended March 31, 2020 were $79.4 million, flat compared to the first quarter of last year. Non-compensation Costs versus last year primarily reflects increased occupancy costs, principally related to higher expenses associated with the expansion of our headquarters in New York, and increased costs related to technology initiatives, substantially offset by a decrease in professional fees and travel and related expenses. The ratio of Non-compensation Costs to Net Revenues for the three months ended March 31, 2020 of 19.2% decreased from 19.7% for the first quarter of last year, primarily driven by higher revenue in 2020.

Special Charges, Including Business Realignment Costs, for the three months ended March 31, 2020 reflect $22.1 million for separation and transition benefits and related costs as a result of the Company's review of its operations and the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the previously announced expansion of our headquarters in New York and our business realignment initiatives of $1.5 million. See pages 3 and 4 for further information. Special Charges, Including Business Realignment Costs, for the three months ended March 31, 2019 reflect the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York.

Investment Management

	U.S. GAAP
	Three Months Ended
	March 31, 2020	March 31, 2019	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees	$12,747	$12,383	3%
Other Revenue, net	604	1,756	(66%)
Net Revenues	13,351	14,139	(6%)

Expenses:
Employee Compensation and Benefits	8,751	8,544	2%
Non-compensation costs	3,900	3,805	2%
Special Charges, Including Business Realignment Costs	32	—	NM
Total Expenses	12,683	12,349	3%

Operating Income	$668	$1,790	(63%)

Compensation Ratio	65.5%	60.4%
Non-compensation Ratio	29.2%	26.9%
Operating Margin	5.0%	12.7%

Assets Under Management (in millions)(1)
Wealth Management(2)	$8,273	$8,127	2%
Institutional Asset Management	1,250	1,628	(23%)
Total Assets Under Management	$9,523	$9,755	(2%)

(1) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.
(2) Assets Under Management includes Evercore assets which are managed by Evercore Wealth Management of $321.2 million and $173.6 million as of March 31, 2020 and 2019, respectively.

Revenues

	U.S. GAAP
	Three Months Ended
	March 31, 2020	March 31, 2019	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$12,328	$11,438	8%
Institutional Asset Management	419	945	(56%)
Total Asset Management and Administration Fees	$12,747	$12,383	3%

Asset Management and Administration Fees of $12.7 million for the three months ended March 31, 2020 increased 3% compared to the first quarter of last year. Fees from Wealth Management clients increased 8% compared to the first quarter of last year, as associated AUM increased 2%.

Expenses

Investment Management's expenses for the three months ended March 31, 2020 were $12.7 million, an increase of 3% compared to the first quarter of last year, due to an increase in both compensation and non-compensation costs and in Special Charges, Including Business Realignment Costs.

Special Charges, Including Business Realignment Costs, for the three months ended March 31, 2020 primarily reflect separation and transition benefits. See pages 3 and 4 for further information.

Business Line Reporting - Discussion of Adjusted Results

The following is a discussion of Evercore's segment results on an Adjusted basis. See pages 8 and A-2 to A-10 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted
	Three Months Ended
	March 31, 2020	March 31, 2019	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees(1)	$359,100	$326,099	10%
Underwriting Fees	21,118	26,920	(22%)
Commissions and Related Fees	55,381	41,937	32%
Other Revenue, net	(16,565)	8,751	NM
Net Revenues	419,034	403,707	4%

Expenses:
Employee Compensation and Benefits	260,924	235,016	11%
Non-compensation Costs	78,871	76,894	3%
Total Expenses	339,795	311,910	9%

Operating Income	$79,239	$91,797	(14%)

Compensation Ratio	62.3%	58.2%
Non-compensation Ratio	18.8%	19.0%
Operating Margin	18.9%	22.7%

Total Number of Fees from Advisory Client Transactions(2)	222	217	2%
Investment Banking Fees of at Least $1 million from Advisory Client Transactions(2)	73	69	6%

(1) Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity investment in Luminis of $536 and $255 for the three months ended March 31, 2020 and 2019, respectively.

(2) Includes Advisory and Underwriting Transactions.

Adjusted Revenues

During the three months ended March 31, 2020, fees from Advisory services increased 10% versus the three months ended March 31, 2019, reflecting an increase in the number of total and large Advisory fees earned. Underwriting Fees of $21.1 million for the three months ended March 31, 2020 decreased 22% versus the three months ended March 31, 2019. We participated in 12 underwriting transactions during the three months ended March 31, 2020 (vs. 22 in Q1 2019); 8 as a bookrunner (vs. 16 in Q1 2019). Commissions and Related Fees for the three months ended March 31, 2020 increased 32% versus the three months ended March 31, 2019. Results in both Underwriting and Commissions were significantly impacted, negatively and positively, respectively, by the elevated level of market volatility that began in late February 2020, with 95% of our Underwriting revenues earned before February 29th, and 52% of our Commissions earned after that date. See COVID-19 Update on page 6 for further information.

Other Revenue, net, for the three months ended March 31, 2020 decreased versus the three months ended March 31, 2019, primarily reflecting a shift from gains of $6.6 million to losses of $22.2 million on the investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

Adjusted compensation costs were $260.9 million for the three months ended March 31, 2020, an increase of 11% from the first quarter of last year, reflecting an increase in Advisory Fees and Commissions and Related Fees. The Adjusted compensation ratio was 62.3% for the three months ended March 31, 2020, compared to 58.2% for the three months ended March 31, 2019. The increase in the Adjusted compensation ratio for the three months ended March 31, 2020 principally reflects the impact of losses and gains associated with the investment funds portfolio on the calculation of the compensation ratio.

Adjusted Non-compensation Costs for the three months ended March 31, 2020 were $78.9 million, an increase of 3% from the first quarter of last year. The increase in Adjusted Non-compensation Costs versus last year primarily reflects increased occupancy costs, principally related to higher expenses associated with the expansion of our headquarters in New York, and increased costs related to technology initiatives, partially offset by a decrease in professional fees and travel and related expenses. The ratio of Adjusted Non-compensation Costs to Adjusted Net Revenues for the three months ended March 31, 2020 of 18.8% decreased from 19.0% for the first quarter of last year, primarily driven by higher revenue in 2020.

Investment Management

	Adjusted
	Three Months Ended
	March 31, 2020	March 31, 2019	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees	$15,339	$14,339	7%
Other Revenue, net	604	1,756	(66%)
Net Revenues	15,943	16,095	(1%)

Expenses:
Employee Compensation and Benefits	8,751	8,544	2%
Non-compensation Costs	3,900	3,697	5%
Total Expenses	12,651	12,241	3%

Operating Income	$3,292	$3,854	(15%)

Compensation Ratio	54.9%	53.1%
Non-compensation Ratio	24.5%	23.0%
Operating Margin	20.6%	23.9%

Assets Under Management (in millions)(1)
Wealth Management(2)	$8,273	$8,127	2%
Institutional Asset Management	1,250	1,628	(23%)
Total Assets Under Management	$9,523	$9,755	(2%)

(1) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.
(2) Assets Under Management includes Evercore assets which are managed by Evercore Wealth Management of $321.2 million and $173.6 million as of March 31, 2020 and 2019, respectively.

Adjusted Revenues

	Adjusted
	Three Months Ended
	March 31, 2020	March 31, 2019	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$12,328	$11,438	8%
Institutional Asset Management	419	945	(56%)
Equity in Earnings of Affiliates(1)	2,592	1,956	33%
Total Asset Management and Administration Fees	$15,339	$14,339	7%

(1) Equity in ABS and Atalanta Sosnoff on a U.S. GAAP basis are reclassified from Asset Management and Administration Fees to Income from Equity Method Investments.

Adjusted Asset Management and Administration Fees of $15.3 million for the three months ended March 31, 2020 increased 7% compared to the first quarter of last year. Fees from Wealth Management clients increased 8% compared to the first quarter of last year, as associated AUM increased 2%.

Equity in Earnings of Affiliates of $2.6 million for the three months ended March 31, 2020 increased 33% relative to the first quarter of last year, driven principally by higher income earned in the first quarter of 2020 by Atalanta Sosnoff and ABS.

Adjusted Expenses

Investment Management's Adjusted expenses for the three months ended March 31, 2020 were $12.7 million, an increase of 3% compared to the first quarter of last year, due to an increase in both compensation and non-compensation costs.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash and cash equivalents of $588.1 million and investment securities and certificates of deposit of $264.2 million at March 31, 2020. Current assets exceed current liabilities by $879.6 million at March 31, 2020. Amounts due related to the Long-Term Notes Payable were $373.1 million at March 31, 2020.

Capital Return Transactions

On April 21, 2020, the Board of Directors of Evercore declared a quarterly dividend of $0.58 per share to be paid on June 12, 2020 to common stockholders of record on May 29, 2020.

During the three months ended March 31, 2020, the Company repurchased approximately 1.0 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $77.05, and approximately 0.8 million shares at an average price per share of $76.02 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 1.8 million shares were acquired at an average price per share of $76.57.

During the first quarter of 2020, as part of the 2019 bonus awards, the Company granted to certain employees approximately 1.9 million unvested RSUs at a grant date fair value of $81.53. The total shares available to be granted in the future under the Amended and Restated 2016 Evercore Inc. Stock Incentive Plan was approximately 1.0 million as of March 31, 2020.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, April 22, 2020, accessible via telephone and the Internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 4565144. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 4565144. A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in North America, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Hallie Miller
Head of Investor Relations, Evercore
917-386-7856

Media Contact:    Dana Gorman
Abernathy MacGregor, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflect management's view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this presentation are forward-looking statements, including with respect to the worldwide COVID-19 pandemic, and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2019, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, including those statements herein with respect to the negative effect that the COVID-19 pandemic has had on our business and is expected to continue to have on our business, which we expect to be significant. At this time, it is uncertain how long our business will be negatively impacted by COVID-19 and the associated economic and market downturn. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been, and will not be registered, under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2020	2019

Revenues
Investment Banking:
Advisory Fees	$358,564	$325,844
Underwriting Fees	21,118	26,920
Commissions and Related Fees	55,381	41,937
Asset Management and Administration Fees	12,747	12,383
Other Revenue, Including Interest and Investments	(14,763)	12,335
Total Revenues	433,047	419,419
Interest Expense(1)	6,040	4,092
Net Revenues	427,007	415,327

Expenses
Employee Compensation and Benefits	270,742	247,632
Occupancy and Equipment Rental	18,910	16,217
Professional Fees	16,966	18,824
Travel and Related Expenses	16,151	17,664
Communications and Information Services	12,567	11,146
Depreciation and Amortization	6,871	7,038
Execution, Clearing and Custody Fees	4,186	3,019
Special Charges, Including Business Realignment Costs	23,676	1,029
Acquisition and Transition Costs	8	108
Other Operating Expenses	7,627	8,840
Total Expenses	377,704	331,517

Income Before Income from Equity Method Investments and Income Taxes	49,303	83,810
Income from Equity Method Investments	3,128	2,211
Income Before Income Taxes	52,431	86,021
Provision for Income Taxes	13,551	7,821
Net Income	38,880	78,200
Net Income Attributable to Noncontrolling Interest	7,705	10,968
Net Income Attributable to Evercore Inc.	$31,175	$67,232

Net Income Attributable to Evercore Inc. Common Shareholders	$31,175	$67,232

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	39,992	40,497
Diluted	42,317	44,155

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$0.78	$1.66
Diluted	$0.74	$1.52

(1) Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Results
Throughout the discussion of Evercore's business segments and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of vested and unvested Class A Evercore LP Units, as well as Acquisition Related Class E and J Evercore LP Units and Unvested Restricted Stock Units granted to ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:

1.
Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E and Class J Evercore LP Units issued in conjunction with the acquisition of ISI. The Adjusted results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units, and related awards, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of vested and unvested Class A and E Evercore LP Units and IPO related restricted stock unit awards into Class A shares.

2.
Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.
Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.

b.	Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.

3.
Special Charges, Including Business Realignment Costs. Expenses during 2020 that are excluded from the Adjusted presentation relate to separation and transition benefits and related costs as a result of the Company's review of its operations and the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the previously announced expansion of our headquarters in New York and our business realignment initiatives. Expenses during 2019 that are excluded from the Adjusted presentation relate to the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York.

4.
Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

5.	Presentation of Interest Expense. The Adjusted results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company's

Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Investment Banking and Investment Management Operating Income are presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

6.
Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a more meaningful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended
	March 31, 2020	March 31, 2019
Net Revenues - U.S. GAAP	$427,007	$415,327
Income from Equity Method Investments (1)	3,128	2,211
Interest Expense on Debt (2)	4,842	2,264
Net Revenues - Adjusted	$434,977	$419,802

Compensation Expense - U.S. GAAP	$270,742	$247,632
Amortization of LP Units and Certain Other Awards (3)	(1,067)	(4,072)
Compensation Expense - Adjusted	$269,675	$243,560

Operating Income - U.S. GAAP	$49,303	$83,810
Income from Equity Method Investments (1)	3,128	2,211
Pre-Tax Income - U.S. GAAP	52,431	86,021
Amortization of LP Units and Certain Other Awards (3)	1,067	4,072
Special Charges, Including Business Realignment Costs (4)	23,676	1,029
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (5a)	507	2,157
Acquisition and Transition Costs (5b)	8	108
Pre-Tax Income - Adjusted	77,689	93,387
Interest Expense on Debt (2)	4,842	2,264
Operating Income - Adjusted	$82,531	$95,651

Provision for Income Taxes - U.S. GAAP	$13,551	$7,821
Income Taxes (6)	5,755	2,554
Provision for Income Taxes - Adjusted	$19,306	$10,375

Net Income Attributable to Evercore Inc. - U.S. GAAP	$31,175	$67,232
Amortization of LP Units and Certain Other Awards (3)	1,067	4,072
Special Charges, Including Business Realignment Costs (4)	23,676	1,029
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (5a)	507	2,157
Acquisition and Transition Costs (5b)	8	108
Income Taxes (6)	(5,755)	(2,554)
Noncontrolling Interest (7)	7,140	9,656
Net Income Attributable to Evercore Inc. - Adjusted	$57,818	$81,700

Diluted Shares Outstanding - U.S. GAAP	42,317	44,155
LP Units (8)	5,338	5,088
Unvested Restricted Stock Units - Event Based (8)	12	12
Diluted Shares Outstanding - Adjusted	47,667	49,255

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$0.74	$1.52
Diluted Earnings Per Share - Adjusted	$1.21	$1.66

Compensation Ratio - U.S. GAAP	63.4%	59.6%
Compensation Ratio - Adjusted	62.0%	58.0%

Operating Margin - U.S. GAAP	11.5%	20.2%
Operating Margin - Adjusted	19.0%	22.8%

Effective Tax Rate - U.S. GAAP	25.8%	9.1%
Effective Tax Rate - Adjusted	24.9%	11.1%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
TRAILING TWELVE MONTHS
(dollars in thousands)
(UNAUDITED)
	Consolidated
	Twelve Months Ended
	March 31, 2020	March 31, 2019
Net Revenues - U.S. GAAP	$2,020,378	$2,016,469
Income from Equity Method Investments (1)	11,913	9,380
Interest Expense on Debt (2)	15,495	9,204
Net Revenues - Adjusted	$2,047,786	$2,035,053

Compensation Expense - U.S. GAAP	$1,224,087	$1,169,311
Amortization of LP Units and Certain Other Awards (3)	(15,178)	(15,330)
Compensation Expense - Adjusted	$1,208,909	$1,153,981

Compensation Ratio - U.S. GAAP (a)	60.6%	58.0%
Compensation Ratio - Adjusted (a)	59.0%	56.7%

	Investment Banking
	Twelve Months Ended
	March 31, 2020	March 31, 2019
Net Revenues - U.S. GAAP	$1,964,263	$1,963,011
Income from Equity Method Investments (1)	1,197	773
Interest Expense on Debt (2)	15,495	9,204
Net Revenues - Adjusted	$1,980,955	$1,972,988

Compensation Expense - U.S. GAAP	$1,189,698	$1,137,718
Amortization of LP Units and Certain Other Awards (3)	(15,178)	(15,330)
Compensation Expense - Adjusted	$1,174,520	$1,122,388

Compensation Ratio - U.S. GAAP (a)	60.6%	58.0%
Compensation Ratio - Adjusted (a)	59.3%	56.9%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2020
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2020
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$358,564	$536	(1)	$359,100
Underwriting Fees	21,118	—		21,118
Commissions and Related Fees	55,381	—		55,381
Other Revenue, net	(21,407)	4,842	(2)	(16,565)
Net Revenues	413,656	5,378		419,034

Expenses:
Employee Compensation and Benefits	261,991	(1,067)	(3)	260,924
Non-compensation Costs	79,386	(515)	(5)	78,871
Special Charges, Including Business Realignment Costs	23,644	(23,644)	(4)	—
Total Expenses	365,021	(25,226)		339,795

Operating Income (a)	$48,635	$30,604		$79,239

Compensation Ratio (b)	63.3%			62.3%
Operating Margin (b)	11.8%			18.9%

	Investment Management Segment
	Three Months Ended March 31, 2020
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$12,747	$2,592	(1)	$15,339
Other Revenue, net	604	—		604
Net Revenues	13,351	2,592		15,943

Expenses:
Employee Compensation and Benefits	8,751	—		8,751
Non-compensation Costs	3,900	—		3,900
Special Charges, Including Business Realignment Costs	32	(32)	(4)	—
Total Expenses	12,683	(32)		12,651

Operating Income (a)	$668	$2,624		$3,292

Compensation Ratio (b)	65.5%			54.9%
Operating Margin (b)	5.0%			20.6%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2019
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2019
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$325,844	$255	(1)	$326,099
Underwriting Fees	26,920	—		26,920
Commissions and Related Fees	41,937	—		41,937
Other Revenue, net	6,487	2,264	(2)	8,751
Net Revenues	401,188	2,519		403,707

Expenses:
Employee Compensation and Benefits	239,088	(4,072)	(3)	235,016
Non-compensation Costs	79,051	(2,157)	(5)	76,894
Special Charges, Including Business Realignment Costs	1,029	(1,029)	(4)	—
Total Expenses	319,168	(7,258)		311,910

Operating Income (a)	$82,020	$9,777		$91,797

Compensation Ratio (b)	59.6%			58.2%
Operating Margin (b)	20.4%			22.7%

	Investment Management Segment
	Three Months Ended March 31, 2019
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$12,383	$1,956	(1)	$14,339
Other Revenue, net	1,756	—		1,756
Net Revenues	14,139	1,956		16,095

Expenses:
Employee Compensation and Benefits	8,544	—		8,544
Non-compensation Costs	3,805	(108)	(5)	3,697
Total Expenses	12,349	(108)		12,241

Operating Income (a)	$1,790	$2,064		$3,854

Compensation Ratio (b)	60.4%			53.1%
Operating Margin (b)	12.7%			23.9%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended March 31,
	2020	2019
Investment Banking
Net Revenues:
Investment Banking:
Advisory Fees	$358,564	$325,844
Underwriting Fees	21,118	26,920
Commissions and Related Fees	55,381	41,937
Other Revenue, net	(21,407)	6,487
Net Revenues	413,656	401,188

Expenses:
Employee Compensation and Benefits	261,991	239,088
Non-compensation Costs	79,386	79,051
Special Charges, Including Business Realignment Costs	23,644	1,029
Total Expenses	365,021	319,168

Operating Income (a)	$48,635	$82,020

Investment Management
Net Revenues:
Asset Management and Administration Fees	$12,747	$12,383
Other Revenue, net	604	1,756
Net Revenues	13,351	14,139

Expenses:
Employee Compensation and Benefits	8,751	8,544
Non-compensation Costs	3,900	3,805
Special Charges, Including Business Realignment Costs	32	—
Total Expenses	12,683	12,349

Operating Income (a)	$668	$1,790

Total
Net Revenues:
Investment Banking:
Advisory Fees	$358,564	$325,844
Underwriting Fees	21,118	26,920
Commissions and Related Fees	55,381	41,937
Asset Management and Administration Fees	12,747	12,383
Other Revenue, net	(20,803)	8,243
Net Revenues	427,007	415,327

Expenses:
Employee Compensation and Benefits	270,742	247,632
Non-compensation Costs	83,286	82,856
Special Charges, Including Business Realignment Costs	23,676	1,029
Total Expenses	377,704	331,517

Operating Income (a)	$49,303	$83,810

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.

(2)	Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.

(3)	Expenses incurred from the assumed vesting of Class J Evercore LP Units issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.

(4)
Expenses during 2020 that are excluded from the Adjusted presentation relate to separation and transition benefits and related costs as a result of the Company's review of its operations and the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the previously announced expansion of our headquarters in New York and our business realignment initiatives. Expenses during 2019 that are excluded from the Adjusted presentation relate to the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York.

(5)	Non-compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended March 31, 2020
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$18,910	$—		$18,910
Professional Fees	16,966	—		16,966
Travel and Related Expenses	16,151	—		16,151
Communications and Information Services	12,567	—		12,567
Depreciation and Amortization	6,871	(507)	(5a)	6,364
Execution, Clearing and Custody Fees	4,186	—		4,186
Acquisition and Transition Costs	8	(8)	(5b)	—
Other Operating Expenses	7,627	—		7,627
Total Non-compensation Costs	$83,286	$(515)		$82,771

	Three Months Ended March 31, 2019
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$16,217	$—		$16,217
Professional Fees	18,824	—		18,824
Travel and Related Expenses	17,664	—		17,664
Communications and Information Services	11,146	—		11,146
Depreciation and Amortization	7,038	(2,157)	(5a)	4,881
Execution, Clearing and Custody Fees	3,019	—		3,019
Acquisition and Transition Costs	108	(108)	(5b)	—
Other Operating Expenses	8,840	—		8,840
Total Non-compensation Costs	$82,856	$(2,265)		$80,591

(5a)
The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.

(5b)	Primarily the exclusion from the Adjusted presentation of professional fees incurred and costs related to transitioning acquisitions or divestitures.

(6)
Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units are vested and exchanged into Class A shares, as the assumed exchange would change the tax structure of the Company.

(7)	Reflects an adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.

(8)
Assumes the vesting, and exchange into Class A shares, of Class A and E Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.